   As filed with the Securities and Exchange Commission on October 23, 1995
                                          Registration Statement No. 33-
                                                                         -------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                        COMMERCIAL FEDERAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Nebraska                                              47-0658852
-------------------------------                            --------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            2120 South 72nd Street
                             Omaha, Nebraska 68124
                                (402) 554-9200
               ------------------------------------------------
                    (Address of Principal Executive Office)

      Railroad Financial Corporation 1994 Stock Option and Incentive Plan
      --------------------------------------------------------------------
                           (Full title of the plans)

                            -----------------------

                          Gary R. Bronstein, Esquire
                           Cynthia R. Cross, Esquire
                 Housley Goldberg Kantarian & Bronstein, P.C.
                       1220 19th Street N.W., Suite 700
                            Washington, D.C. 20036
              ---------------------------------------------------
                    (Name and address of agent for service)

                                (202) 822-9611
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
   Title of Each                         Proposed Maximum          Proposed Maximum         Amount of
Class of Securities     Amount to be      Offering Price         Aggregate Offering       Registration
 to be Registered        Registered          Per share                  Price                  Fee
======================================================================================================
Common Stock
$.01 par value          321 Shares (1)          (2)                   $4,523 (2)              $1.56
======================================================================================================

(1) Additional shares of Commercial Federal Corporation (the "Company")
    Common Stock issuable upon exercise of options granted under the Railroad Financial Corporation ("Railroad") 1994 Stock Option and Incentive Plan, based upon an exchange ratio of one share of Railroad Common Stock equal to .6389 shares of Company Common Stock (the "Exchange Ratio") as specified in the Reorganization and Merger Agreement between the Company, Railroad and their respective Savings Bank subsidiaries, dated April 18, 1995. These shares are hereby registered pursuant to Instruction E of Form S-8. 62,239 shares of Company Common Stock were registered pursuant to a Form S-8 Registration Statement (Registration No. 33-63221) filed by the registrant on October 5, 1995. The contents of such Registration Statement are hereby incorporated herein by reference.

(2) Under Rules 457(f) and 457(h) the registration fee is based upon the price at which the options may be exercised, as adjusted pursuant to the Exchange Ratio, for the Railroad 1994 Stock Option and Incentive Plan, 321 shares at $14.09 per share ($4,523 in the aggregate).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 23, 1995.

                                         COMMERCIAL FEDERAL CORPORATION

                                     BY: /s/ William A. Fitzgerald
                                         -------------------------
                                         Chairman and Chief Executive Officer
                                         (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                              Title                                     Date
----------                              -----                                     ----

/s/ William A. Fitzgerald               Chairman of the Board,              October 23, 1995
-------------------------               Chief Executive Officer
William A. Fitzgerald                   and Director



/s/ James A. Laphen                     President, Chief Operating          October 23, 1995
-------------------------               Officer and Chief Financial
James A. Laphen                         Officer (Principal Financial
                                        Officer)


/s/ Gary L. Matter                      Senior Vice President,              October 23, 1995
-------------------------               Controller and Secretary
Gary L. Matter                          (Principal Accounting Officer)


/s/ Talton K. Anderson                  Director                            October 23, 1995
-------------------------
Talton K. Anderson


                                        Director
-------------------------
Robert F. Krohn


                                        Director
-------------------------
Charles M. Lillis


                                        Director
-------------------------
Carl G. Mammel


/s/ Sharon G. Marvin                    Director                            October 23, 1995
-------------------------
Sharon G. Marvin


/s/ Robert S. Milligan                  Director                            October 23, 1995
-------------------------
Robert S. Milligan


/s/ James P. O'Donnell                  Director                            October 23, 1995
-------------------------
James P. O'Donnell


/s/ Michael T. O'Neil                   Director                            October 23, 1995
-------------------------
Michael T. O'Neil

                               INDEX TO EXHIBITS

                                                                Sequential
Exhibit         Description                                     Page Number
-------         -----------                                     -----------
 5.1            Opinion of Housley Goldberg Kantarian &
                Bronstein, P.C. as to the validity of the
                Common Stock being registered...................

23.1            Consent of Housley Goldberg Kantarian &
                Bronstein, P.C. (appears in their opinion
                filed as Exhibit 5.1)...........................

23.2            Consent of Independent Auditors.................